Exhibit 10.10.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 21st day of July, 2014, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and OOMA, INC., a Delaware corporation (“Borrower”) whose address is 1880 Embarcadero Road, Palo Alto, California 94303.

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 17, 2012 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) increase the Revolving Line, (ii) extend the Revolving Line Maturity Date, (iii) adjust the Minimum Registered Subscribers covenant, and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1(c) (Early Termination). The second sentence of Section 2.1.1(c) is amended in its entirety and replaced with the following:

If this Agreement is terminated prior to the Revolving Line Maturity Date by Borrower for any reason, Borrower shall pay to Bank a non-refundable termination fee in an amount equal to Thirty Thousand Dollars ($30,000) (the “Early Termination Fee”).

2.2 Section 2.4 (Fees). Section 2.4(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) Pro-Rated Commitment Fee; Anniversary Fee. A fully earned, non-refundable commitment fee of Twenty Thousand Dollars ($20,000) is due to Bank on the First Amendment Closing Date (provided, however, that this fee will be pro-rated based on the number of days remaining from and after December 17, 2014 until the first (1st) anniversary date of the First Amendment Closing Date (the “Pro-Rated Commitment Fee”)), and an additional fully-earned, non-refundable anniversary fee of Twenty Thousand Dollars ($20,000) is due to Bank upon the first (1st) anniversary date of the First Amendment Closing Date;

2.3 2014 Audited Financial Statements. Notwithstanding the requirements of Section 6.2(c) of the Loan Agreement to the contrary, Borrower shall deliver to Bank its audited financial statements for the fiscal year ended January 31, 2014 on or before December 15, 2014.

2.4 Section 6.6(b) (Operating Accounts). The last sentence of Section 6.6(b) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

The provisions of the previous sentence shall not apply to: (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such, (ii) deposit accounts located outside the United States so long as the aggregate amount of funds in all such accounts does not exceed the Dollar Equivalent of One Hundred Thousand Dollars ($100,000) on average per day during each month, and (iii) deposit accounts located within the United States with banks and/or financial institutions (other than Bank and Bank’s Affiliates) described on the Perfection Certificate so long as the aggregate amount of funds in all such accounts does not exceed Fifty Thousand Dollars ($50,000) on average per day during each month.

2.5 Section 6.7(a) (Minimum Registered Subscribers). Section 6.7(a) is amended in its entirety and replaced with the following:

(a) Minimum Registered Subscribers. Borrower shall maintain as of the last day of each fiscal quarter minimum cumulative registered subscribers for such quarter of at least the following amounts:

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Fiscal Quarter	Minimum Cumulative Registered Subscribers

Quarter ending April 30, 2014	480,700

Quarter ending July 31, 2014	510,700

Quarter ending October 31, 2014	540,700
Quarter ending January 31, 2015	570,700

Quarter ending April 30, 2015	95% of actual cumulative registered subscribers for the fiscal quarter-ending January 31, 2015, plus 30,000

Quarter ending July 31, 2015	Actual minimum cumulative registered subscribers for the fiscal quarter-ending April 30, 2015, plus 30,000

Quarter ending October 31, 2015	Actual minimum cumulative registered subscribers for the fiscal quarter-ending July 31, 2015, plus 30,000

Quarter ending January 31, 2016	Actual minimum cumulative registered subscribers for the fiscal quarter-ending October 31, 2015, plus 30,000

Quarter ending April 30, 2016 and each quarter thereafter	95% of actual cumulative registered subscribers for the fiscal quarter-ending January 31, 2016, plus 30,000

2.6 Section 13 (Definitions).

(a) The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Revolving Line” is an aggregate principal amount equal to Ten Million Dollars ($10,000,000).

“Revolving Line Maturity Date” is July             , 2016.

(b) The definition of “Permitted Liens” set forth in Section 13.1 of the Loan Agreement is hereby amended by deleting clauses (c) and (k) in their entirety and replacing them with the following:

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(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Million Two Hundred Thousand Dollars ($1,200,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens in the form of security deposits maintained in China in favor of Borrower’s manufacturers and suppliers located in China to secure Borrower’s ongoing purchase obligations with such manufacturers and suppliers provided that the aggregate amount of such security deposits outstanding at anytime does not exceed Nine Hundred Thousand Dollars ($900,000);

(e) The following term and its definition are hereby added in alphabetical order to Section 13.1 of the Loan Agreement as follows:

“First Amendment Closing Date” means July     , 2014.

2.7 Exhibit B (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form of Exhibit B attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

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4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of the Pro-Rated Commitment Fee; and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

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WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

OOMA, INC.

By:	/s/ Eric Stang
Name:	Eric Stang
Title:	CEO

BANK:

SILICON VALLEY BANK

By:	/s/ Julian Nash
Name:	Julian Nash
Title:	Vice President

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK FROM: OOMA, INC.	Date:

The undersigned authorized officer of OOMA, INC. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate (“CC”)	Monthly within 40 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 210 days*	Yes No

SaaS Metrics	Monthly within 40 days	Yes No

Annual projections	Within 7 days of Board approval	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

* FYE 2014 audited financial statements due on 12/15/2014.

Financial Covenant	Required	Actual	Complies
Minimum Registered Subscribers

Maintain as indicated:

As of the last day of each fiscal quarter, minimum cumulative registered subscribers for such quarter of at least the following amounts:

Quarter ending April 30, 2014	480,700		Yes No

Quarter ending July 31, 2014	510,700		Yes No

Quarter ending October 31, 2014	540,700		Yes No

Quarter ending January 31, 2015	570,700		Yes No

Quarter ending April 30, 2015	95% of actual cumulative registered subscribers for the fiscal quarter-ending January 31, 2015, plus 30,000		Yes No

Quarter ending July 31, 2015	Actual minimum cumulative registered subscribers for the fiscal quarter-ending April 30, 2015, plus 30,000		Yes No

Quarter ending October 31, 2015	Actual minimum cumulative registered subscribers for the fiscal quarter-ending July 31, 2015, plus 30,000		Yes No

Quarter ending January 31, 2015	Actual minimum cumulative registered subscribers for the fiscal quarter-ending October 31, 2015, plus 30,000	Yes No

Quarter ending April 30, 2016 and each quarter thereafter	95% of actual cumulative registered subscribers for the fiscal quarter-ending January 31, 2016, plus 30,000	Yes No

The following financial covenant analysis is true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower as a result of any equity financing closings and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.		Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

OOMA, INC.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No